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Exhibit 10a-2

                                     FORM OF
                        \INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT is entered into and effective as of this day of _____________, ______ (the "Date of Grant"), by and between PivX Solutions, Inc. (the "Company") and ___________________ (the "Optionee").

         A. The Company has adopted the PivX Solutions, Inc. 2004 Stock Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant incentive stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

         B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

         NOW, THEREFORE, the parties agree as follows:

1. GRANT OF OPTION.
   ----------------

         The Company hereby grants to the Optionee the right, privilege and option (the "Option") to purchase ( ) shares (the "Option Shares") of the Company's Common Stock, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. Subject to Section 11 of this Agreement, this Option is intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. OPTION EXERCISE PRICE.
   ----------------------

         The per share price to be paid by Optionee in the event of an exercise of this Option will be $_____.

3. DURATION OF OPTION AND TIME OF EXERCISE.
   ----------------------------------------

         3.1 INITIAL PERIOD OF EXERCISABILITY. This Option will be exercisable with respect to the Option Shares as follows:

                  (a) ___________ Option Shares will become exercisable at the end of the first 12-month period of continuous employment or other service following the date of this Agreement.

                  (b) ___________ Option Shares will become exercisable at the end of each full one-month period of continuous employment or other service thereafter.

                  (c) The foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date, but in no such event will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (California time) on _______________, ____ (the "Time of Termination").

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         3.2 EFFECT OF TERMINATION OF SERVICES.

                  (a) In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated due to the Optionee's death or Disability (as defined in the Plan), this Option will become immediately exercisable in full for a period of one year after such termination (but in no event after the Time of Termination).

                  (b) In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated due to termination by the Company for Cause (as defined in the Plan), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable.

                  (c) In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated due to any other reason, or the Optionee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ or service of the Company or another Subsidiary), this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the Time of Termination). The balance of this Option will terminate and will no longer be exercisable as of such termination of employment or other service.

4. MANNER OF OPTION EXERCISE.
   --------------------------

         4.1 This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission (if confirmed) or through the mail, to the Company at its principal executive office in Los Angeles, California (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify this Option, must specify the number of Option Shares with respect to which this Option is being exercised, and must be signed by the person or persons so exercising this Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that this Option is being exercised, as provided by the Plan, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise this Option. As soon as practicable after the effective exercise of this Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

         4.2 PAYMENT. At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker


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Exercise Notice or Previously Acquired Shares (as such terms are defined in the
Plan), or by a combination of such methods. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value (as defined in the Plan) on the date of exercise of this Option.

5. RIGHTS OF OPTIONEE; TRANSFERABILITY.
   ------------------------------------

         5.1 EMPLOYMENT. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or other service of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

         5.2 RIGHTS AS A SHAREHOLDER. The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of this Option have been satisfied and the Optionee has become the holder of record of such Option Shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such Option Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

         5.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee's death, and, in the event of the Optionee's death, exercise of this Option (to the extent permitted pursuant to this Agreement) may be made by the Optionee's personal representative (as provided in the Plan).

         5.4 BREACH OF CONFIDENTIALITY/NON-COMPETE AGREEMENTS. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Optionee breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs prior to or following the Optionee's termination of employment or other service with the Company and its Subsidiaries, the Committee in its sole discretion will have the authority (i) to terminate immediately all rights of the Optionee under the Plan and this Agreement without notice of any kind, and (ii) to rescind the exercise of all or any portion of this Option to the extent that such exercise occurred since a date commencing six months prior to the date of such termination of employment or other service and require the Optionee to disgorge any profits (however defined by the Committee) made by the Optionee relating to such exercised portion of this Option or any Option Shares issued or issuable upon such exercise. Such payment must be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value (as defined in the Plan) on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

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6. SECURITIES LAW RESTRICTIONS. Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

7. WITHHOLDING TAXES.
   ------------------

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of this Option, the vesting of the Option Shares or a disqualifying disposition of any Option Shares, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option or the release of Option Shares from escrow. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8. ADJUSTMENTS.
   ------------

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

9. EFFECT OF A CHANGE IN CONTROL.
   ------------------------------

         9.1 ACCELERATION OF VESTING. In the event that a Change in Control of the Company occurs, this Option will become exercisable in full (as of the time set forth below) and will remain exercisable until the Time of Termination (regardless of whether the Participant remains in the employ or service of the Company or its Subsidiaries) if either of the following occurs:

                  (a) This Option does not remain outstanding following such Change in Control, this Option is not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute options with substantially similar terms for this Option, in which case this Option will become exercisable in full 15 days prior to such Change in Control; or

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                  (b) The Optionee is subject to an involuntary termination in connection with, or within 12 months following, such Change in Control, in which case this Option will become exercisable in full as of such involuntary termination.

         9.2 CHANGE IN CONTROL "PAYMENT" LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, if, with respect to the Optionee, acceleration of the exercisability of this Option (which event could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), such deemed "payments" to the Optionee will be reduced to the largest amount as will result in no portion of such deemed "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that, such "payments" shall only be reduced if such reduction would result in the Optionee receiving a greater net benefit, on an after-tax basis (including after payment of any excise tax imposed by Section 4999 of the Code), than the Optionee would have received had such reduction not occurred; provided further, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Optionee will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 9.2 will not apply, and any deemed "payments" to the Optionee pursuant to this Agreement will be treated as "payments" arising under such separate agreement.

10. SUBJECT TO PLAN.
    ----------------

         The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

11. INCENTIVE STOCK OPTION LIMITATIONS.
    -----------------------------------

         11.1 LIMITATION ON AMOUNT. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess incentive stock options will be treated as non-statutory stock options in the manner set forth in the Plan.

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         11.2 LIMITATION ON EXERCISABILITY; DISPOSITION OF OPTION SHARES . Any
incentive stock option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a non-statutory stock option. In addition, in the event that a disposition (as defined in Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option occurs prior to the expiration of two years after its date of grant or the expiration of one year after its date of exercise (a "disqualifying disposition"), such incentive stock option will, to the extent of such disqualifying disposition, be treated in a manner similar to a non-statutory stock option.

         11.3 NO REPRESENTATION OR WARRANTY. Section 422 of the Code and the rules and regulations thereunder are complex, and neither the Plan nor this Agreement purports to summarize or otherwise set forth all of the conditions that need to be satisfied in order for this Option to qualify as an incentive stock option. In addition, this Option may contain terms and conditions that allow for exercise of this Option beyond the periods permitted by Section 422 of the Code. Accordingly, the Company makes no representation or warranty regarding whether the exercise of this Option will qualify as the exercise of an incentive stock option, and the Company recommends that the Optionee consult with the Optionee's own advisors before making any determination regarding the exercise of this Option or the sale of the Option Shares.

12. MISCELLANEOUS.
    --------------

         12.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

         12.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of California, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate California court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

         12.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

         12.4 AMENDMENT AND WAIVER. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

         12.5 CONSTRUCTION. If any provision of this Agreement is declared invalid by a court of competent jurisdiction under applicable law, such provision will remain effective to the extent not declared invalid. The remainder of this Agreement will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

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         IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement effective the day and year first above written.

                                                     PIVX SOLUTIONS, INC.

                                                     By_________________________

                                                     Its________________________



By execution of this Agreement,                      OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.                         ___________________________
                                                     (Signature)

                                                     ___________________________
                                                     (Name and Address)

                                                     ___________________________

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